SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 24, 2005

Date of Report (Date of earliest event reported)

CONSOL ENERGY INC. INVESTMENT PLAN

FOR SALARIED EMPLOYEES

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Consol Plaza

1800 Washington Road

Pittsburgh, Pennsylvania 15241

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(412) 831-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	On May 24, 2005, the CONSOL Energy Inc. Investment Plan for Salaried Employees (“Registrant”) dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm. The decision to change accountants was recommended by the Audit Committee of the Board of Directors of CONSOL Energy Inc.

The reports of PwC on the financial statements of the Registrant as of and for the years ended December 31, 2003 and 2002, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the years ended December 31, 2003 and 2002, and through May 24, 2005, there have been no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in its reports on the financial statements for such years. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K during the years ended December 31, 2003 and 2002, and through May 24, 2005.

The Registrant has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not PwC agrees with the foregoing statements. A copy of such letter, dated May 25, 2005, is filed as exhibit 16.1 to this Form 8-K.

(b)	On May 24, 2005, the Registrant engaged McCrory & McDowell LLC (“M&M”) as its independent registered public accounting firm to audit the Registrant’s financial statements for the year ended December 31, 2004. M&M was not consulted on any matter described in Item 304(a)(2) of Regulation S-K during the years ended December 31, 2003 and 2002, or through May 24, 2005.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 16.1	Letter from PricewaterhouseCoopers LLP, dated May 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ William J. Lyons
William J. Lyons
Executive Vice President and
Chief Financial Officer of CONSOL Energy Inc.

Dated: May 26, 2005

Exhibit Index

Exhibit No.	Description
Exhibit 16.1	Letter from PricewaterhouseCoopers LLP, dated May 26, 2005.